UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 16, 2008, Philip Morris International Inc. (the “Company”) issued $2,000,000,000 aggregate principal amount of its 4.875% Notes due 2013 (the “2013 Notes”), $2,500,000,000 aggregate principal amount of its 5.650% Notes due 2018 (the “2018 Notes”) and $1,500,000,000 aggregate principal amount of its 6.375% Notes due 2038 (the “2038 Notes” and, together with the 2013 Notes and the 2018 Notes, the “Notes”). Application will be made to have the Notes listed on the New York Stock Exchange. The Notes were issued pursuant to an Indenture dated as of April 25, 2008 by and between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”).

In connection with the issuance of the Notes, on May 13, 2008, the Company entered into a Terms Agreement (the “Terms Agreement”) with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell the Notes to the Underwriters. The provisions of an Underwriting Agreement dated as of April 25, 2008 (the “Underwriting Agreement”) are incorporated by reference in the Terms Agreement. Copies of the Underwriting Agreement and the Terms Agreement are attached to this report as Exhibits 1.1 and 1.2, respectively.

The Company has filed with the Securities and Exchange Commission a Prospectus dated April 25, 2008 and a related Prospectus Supplement (the “Prospectus Supplement”) dated May 13, 2008 (Registration No. 333-150449) in connection with the public offering of the Notes.

The Notes are subject to certain customary covenants, including limitations on the Company’s ability, with significant exceptions, to incur debt secured by liens and engage in sale/leaseback transactions. The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events as described in the Prospectus Supplement and the accompanying Prospectus.

Interest on the Notes is payable semiannually on May 16 and November 16, commencing November 16, 2008, to holders of record on the preceding May 1 or November 1, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The 2013 Notes will mature on May 16, 2013, the 2018 Notes will mature on May 16, 2018 and the 2038 Notes will mature on May 16, 2038.

The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

For a complete description of the terms and conditions of the Underwriting Agreement, the Terms Agreement and the Notes of each series, please refer to the Underwriting Agreement, the Terms Agreement, the Form of 2013 Notes, the Form of 2018 Notes and the Form of 2038 Notes, each of which is incorporated herein by reference and attached to this report as Exhibits 1.1, 1.2, 4.1, 4.2 and 4.3, respectively.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain affiliates of the Underwriters are lenders under the Company’s €2 billion 5-Year Revolving Credit Facility dated May 12, 2005 (the “2005 Facility”) and $3 billion 5-Year Revolving Credit Facility, $1 billion 3-Year Revolving Credit Facility and €1.5 billion 364-Day Term Loan Facility dated December 4, 2007 (the “2007 Facility”). Credit Suisse, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, and Deutsche Bank Securities Inc. are mandated lead arrangers and bookrunners under the 2005 Facility and Credit Suisse, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. are mandated lead arrangers and bookrunners under the 2007 Facility. HSBC Bank plc, an affiliate of the Trustee, is a mandated lead arranger under the 2005 Facility. In addition, certain of the Underwriters and their respective affiliates act as dealers in connection with the Company’s commercial paper programs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities, dated April 25, 2008 (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-3 (No. 333-150449))

1.2	Terms Agreement, dated May 13, 2008, among the Company and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc., as representatives of the several Underwriters named therein.

4.1	Form of 4.875% Notes due 2013

4.2	Form of 5.650% Notes due 2018

4.3	Form of 6.375% Notes due 2038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. Penn Holsenbeck
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: May 16, 2008

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities, dated April 25, 2008 (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-3 (No. 333-150449))

1.2	Terms Agreement, dated May 13, 2008, among the Company and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc., as representatives of the several Underwriters named therein.

4.1	Form of 4.875% Notes due 2013

4.2	Form of 5.650% Notes due 2018

4.3	Form of 6.375% Notes due 2038